Wendy’s/Arby’s Group, Inc. Reports 1st Quarter 2009 Results

Wendy’s Systemwide Same-Store Sales Increased 1.0% and Margins Improved 100 Basis Points

Arby’s New Roastburger Line of Premium Sandwiches Improved Sales Results

Company Remains on Track with Key Profit Initiatives

ATLANTA, May 7, 2009 – Wendy’s/Arby’s Group, Inc. (NYSE: WEN), the third largest quick-service restaurant company in the United States, today reported financial results for the first quarter ended March 29, 2009.  These 2009 results include the effect of the September 2008 merger between Triarc Companies, Inc. and Wendy’s International, Inc., however the results for the first quarter of 2008 only include results for Triarc Companies, Inc.

First-Quarter Highlights
▪	Wendy’s® North America systemwide same-store sales increased 1.0% with company-operated restaurant margin improvement of 100 basis points from the first quarter a year ago.
▪	Arby’s® North America systemwide same-store sales decreased 8.7%, including an improvement to -2.5% for the month of March following the launch of the new Roastburger™ line of sandwiches.
▪	Consolidated revenues were $864.0 million.
▪	Net loss was ($10.9) million or ($0.02) per share, including net after-tax special expense items of approximately $15 million.
▪	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)[1], excluding pre-tax integration-related costs of $7.8 million, was $80.3 million.
▪	The Company completed an amendment of Arby’s senior secured credit facility which added Wendy’s as a co-borrower.

Roland Smith, President and Chief Executive Officer of Wendy’s/Arby’s Group, said: “We are pleased with the progress we made at both brands during the quarter, including positive same-store sales and margin improvement at Wendy’s as well as improved same-store sales results in March at Arby’s.  Our adjusted EBITDA of $80.3 million met our expectations for the quarter and we remain on track with our target of $100 million in restaurant margin improvement at the Wendy’s brand and $60 million in general and administrative (G&A) cost savings by the end of 2011. As the economy rebounds, our stockholders should benefit from the significant operating leverage our brands can generate as we grow sales and control costs.”

Wendy’s Brand Highlights
For the first quarter, Wendy’s sales were $507.0 million from company-operated restaurants and other sales and franchise revenues were $71.2 million.
▪
Wendy’s North America company-operated same-store sales increased 0.3% despite approximately 300 fewer restaurants serving breakfast.  Excluding the impact of fewer restaurants serving breakfast in the first quarter of 2009, same-store sales would have increased approximately 1.6%.

▪	Wendy’s North America franchise same-store sales increased 1.2%. Franchise sales were less impacted by the reduction in the number of restaurants serving breakfast.

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1 See reconciliation of Non-GAAP Measurements to GAAP results detailed on page 7.

▪
Wendy’s restaurant margin at company-operated restaurants for the 2009 first quarter was 11.1% versus 10.1% a year ago, reflecting 100 basis points of improvement.  This improvement was attributable to reducing labor and certain controllable costs, partially offset by food cost increases due to higher beef and chicken costs.

Wendy’s ended the quarter with 6,623 restaurants, a net increase of one unit from the end of the first quarter of 2008.
▪	Company-operated restaurants totaled 1,399, down eight units from the first quarter of 2008, and franchised restaurants increased by nine units to 5,224 at the end of the first quarter of 2009.
▪
This restaurant count included the opening of five new company-operated restaurants in the first quarter of 2009. A total of 10 company-operated openings are anticipated for 2009. Two company-operated restaurants closed in the first quarter of 2009 and 10 company-operated restaurants were sold to a franchisee.

▪	Additionally, 11 new franchise restaurants opened in the first quarter of 2009 and 21 franchise restaurants were closed.

Smith added: “We are encouraged that Wendy’s North America company-operated same-store sales, excluding the impact of breakfast, were up approximately 1.6% and franchise same-store sales were also positive as we promoted our ‘Value Trio’ of 99 cents sandwiches and our Premium Fish during the quarter.  We achieved positive sales despite heavy discounting and couponing at most quick-service restaurant brands. We continued to make excellent progress on margins as we effectively managed labor and controllable costs. In addition, we are just now beginning to leverage the disciplined R&D and market testing work initiated by our new leadership team last fall.  We will begin introducing new products over the next several months, including new premium hamburger, chicken and Frosty™ offerings, with advertising designed to enhance Wendy’s quality brand positioning.”

Click here for photos and advertising of Wendy’s Coffee Toffee Twisted Frosty and Frosty-cino: www.wendysarbys.com/about/our-brands/wendysrestaurant.

Arby’s Brand Highlights
For the first quarter, Arby’s sales decreased to $266.2 million for company-operated restaurants and franchise revenues decreased to $19.5 million.
▪	Arby’s North America company-operated same-store sales declined 8.0% and North America franchise same-store sales were down 9.1%.
▪	Arby’s restaurant margin at company-operated restaurants was 14.2% in the quarter, compared to 17.1% in the year-ago period, due primarily to sales deleverage.

Arby’s ended the first quarter of 2009 with 3,741 restaurants, a net increase of 47 units from the end of the first quarter of 2008.
▪	Company-operated restaurants totaled 1,171, an increase of 15 units from a year ago, and franchised restaurants increased by 32 units to 2,570.
▪	Arby’s opened one new company-operated restaurant and closed six in the first quarter of 2009. A total of five new company-operated restaurants are anticipated to open in 2009.
▪	Additionally, 17 new franchise restaurants opened during in the first quarter of 2009 and 27 franchise restaurants were closed.

“The new Roastburger line got off to a good start during the quarter with national advertising and a comprehensive public relations launch generating positive attention for the Arby’s brand,” said Smith. “The sandwiches, which appeal to our core roast beef customers, have been very well received generating meaningful sales improvement and mid-teens product mix in March. We also effectively managed our controllables and food costs during the quarter. This enabled Arby’s to produce restaurant margins in line with our expectations, despite the deleveraging effect of negative same-store sales.  While recent sales trends at Arby's have softened from the initial Roastburger launch in March, we have retained much of the sales improvement from the Roastburger introduction and have begun to promote Roastburgers again May.”

Click here for photos and advertising of Arby’s Roastburger line and new Roasted Chicken sandwich: www.wendysarbys.com/about/our-brands/arbysrestaurant.

Key Profit Initiatives on Track and Company Re-affirms Financial Outlook
The Company’s key profit initiatives targeting a total of $160 million in annualized incremental EBITDA by the end of 2011 remain on track.  These targeted improvements include $60 million from achieving synergies and overhead reductions, and $100 million from improving margins at Wendy’s company-operated restaurants by 500 basis points. The Company continues to expect to achieve average annual EBITDA growth in the mid-teens through 2011.

Special Expense Items
For the first quarter of 2009, the Company recorded net pre-tax special expense items of approximately $26 million ($15 million after-tax), including integration-related expenses, impairment, depreciation adjustments, asset write-offs and investment losses.

Amended Credit Agreement Completed
During the first quarter, the Company completed an amendment of Arby’s senior secured credit facility which added Wendy’s as a co-borrower. The amended credit agreement includes a senior secured term loan, due in July 2012, of which $384 million was outstanding as of March 29, 2009, and a $170 million senior secured revolving credit facility, of which no amounts were outstanding, which expires in July 2011. Availability under the revolver was $120.5 million which is net of outstanding letters of credit.

This amended credit facility utilizes the combined financial results of Arby’s and Wendy’s and their more moderately leveraged combined balance sheet to provide significant financial flexibility to support the Company’s key strategic initiatives. As of March 29, 2009, the Company’s long-term debt to total capital ratio was approximately 31%.

Management to Host Conference Call Today – May 7, 2009
Management will host a conference call to discuss its financial results today (May 7) at 11:00 a.m. ET.  The call will also be webcast live from the investor relations page of the Company's website, at www.wendysarbys.com.  Hosting the call will be Roland Smith, President and Chief Executive Officer; Stephen Hare, Senior Vice President and Chief Financial Officer; and John Barker, Senior Vice President and Chief Communications Officer.  The conference call can be accessed live over the phone by dialing 888-549-7750 or for international callers by dialing 480-629-9866.  A replay will be available one hour after the call and can be accessed by dialing 800-406-7325 or for international callers by dialing 303-590-3030; the passcode for the replay is 4065554#. The replay will be available until Thursday, May 21, 2009.  The webcast will also be archived on the Company’s website at www.wendysarbys.com.

About Wendy's/Arby's Group, Inc.
Wendy’s/Arby’s Group, Inc  is the third largest quick-service restaurant company in the U.S. and includes Wendy’s International, Inc., the franchisor of the Wendy’s restaurant system, and Arby’s Restaurant Group, Inc., the franchisor of the Arby’s restaurant system. The combined restaurant systems include more than 10,000 restaurants in the United States and 24 countries and territories worldwide. To learn more about Wendy’s/Arby’s Group, please visit the Company's web site at www.wendysarbys.com.

Forward-Looking Statements
This press release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group, Inc. and its subsidiaries (collectively Wendy’s/Arby’s Group or the Company). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the Reform Act).  All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings;

anticipated costs or charges; future capitalization; future domestic or international business development; future daypart expansion; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, increasing unemployment and decreasing consumer spending; (3) the ability to successfully integrate acquired businesses and to achieve related synergies, cost reductions and operational improvements; (4) cost and availability of capital; (5) increasing costs associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees; (7) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (8) the availability of suitable locations and terms for the development of new restaurants; (9) adoption of new, or changes in, laws, regulations or accounting policies and practices; (10) changes in debt, equity and securities markets; (11) changes in the interest rate environment; and (12) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation and amortization (EBITDA) is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors.  The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry.  The Company also uses adjusted EBITDA, which excludes integration costs included within general and administrative expense and facilities relocation and corporate restructuring, as an internal measure of business operating performance. The Company believes adjusted EBITDA provides a meaningful perspective of the underlying operating performance of the Company’s current business. EBITDA and adjusted EBITDA are not recognized terms under U.S. Generally Accepted Accounting Principles (GAAP).  Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates EBITDA or similarly titled financial measures and should not be considered as alternative measures of operating profit or net income (loss).

The Company’s presentation of EBITDA and adjusted EBITDA is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

For Media and Investor Contact:
John Barker at 614-764-3044 or john.barker@wendysarbys.com
Kay Sharpton at 678-514-5292 or kay.sharpton@wendysarbys.com

Wendy’s/Arby’s Group, Inc. and Subsidiaries
(Formerly Triarc Companies, Inc.)
Consolidated Statements of Operations1

(In Thousands Except Per Share Amounts)	Three Months Ended
(Unaudited)	March 29,	March 30,
	2009	2008
Revenues:
Sales	$773,243	$281,579
Franchise revenues	90,741	21,275
	863,984	302,854
Costs and expenses:
Cost of sales	675,942	233,445
General and administrative	109,878	44,911
Depreciation and amortization	51,662	15,914
Impairment of long-lived assets	6,880	79
Facilities relocation and corporate restructuring	4,161	935
Other operating expense (income), net	1,527	(487)
	850,050	294,797
Operating profit	13,934	8,057
Interest expense	(22,149)	(13,491)
Investment (expense) income, net	(1,794)	2,164
Other than temporary losses on investments	(3,127)	(68,086)
Other expense, net	(2,597)	(4,579)
Loss before income taxes benefit	(15,733)	(75,935)
Benefit from income taxes	4,809	8,464
Net loss	$(10,924)	$(67,471)

EBITDA (a)	$72,476
Basic and diluted net loss per share:
Class A common stock	$(0.02)	$(0.73)
Class B common stock	N/A	(0.73)
Number of shares used to calculate basic and diluted loss per share:
Class A common stock	469,237	28,884
Class B common stock	N/A	63,660

	March 29,	December. 28,
Balance Sheet Data:	2009	2008
	(Unaudited)	(Audited)
Cash and cash equivalents[2]	$122,434	$90,090
Total assets	4,642,678	4,645,620
Long-term debt	1,078,494	1,081,151
Total stockholders' equity	2,374,932	2,383,445

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1 The 2009 results include the effect of the merger between Triarc Companies, Inc. and Wendy's International, Inc. which was completed on September 29, 2008; however, the three months ended March 30, 2008 only include results for Triarc Companies, Inc.  In connection with the merger, Wendy's became a wholly owned subsidiary of Triarc and Triarc changed its name to Wendy's/Arby's Group, Inc. and converted each outstanding share of Triarc’s Class B common stock into one share of Wendy’s/Arby’s Class A common stock.

2 Excludes cash and cash equivalents related to trust accounts for termination costs for former Wendy's executives, restricted cash and cash equivalents in a managed account, and other investments.

(a) The calculation of EBITDA and Adjusted EBITDA and a reconciliation of EBITDA to net loss follow.

(In Thousands)	Three Months Ended
(Unaudited)	March 29, 2009

EBITDA	$ 72,476
Depreciation and amortization	(51,662)
Impairment of long-lived assets	(6,880)
Operating profit	13,934
Interest expense	(22,149)
Investment expense, net	(1,794)
Other than temporary losses on investments	(3,127)
Other expense, net	(2,597)
Loss before income taxes benefit	(15,733)
Benefit from income taxes	4,809
Net loss	$ (10,924)

Reconciliation of EBITDA to Adjusted EBITDA

(In Thousands)	Three Months Ended
(Unaudited)	March 29, 2009

EBITDA	$ 72,476
Plus integration-related costs included in:
General and administrative	3,653
Facilities relocation and corporate restructuring	4,161
7,814
Adjusted EBITDA	$ 80,290

Wendy’s/Arby’s Group, Inc. and Subsidiaries
Selected Brand Financial Highlights

Wendy’s (Unaudited)	Three Months Ended	Three Months Ended
	March 29, 2009	March 30, 2008
Systemwide same-store sales	+1.0%	-0.2%

Revenues: (In Thousands)
Sales	$ 507,003	$ 513,017
Franchise revenues*	71,238	69,909
	$ 578,241	$ 582,926

Restaurant margin %*	11.1%	10.1%

Total restaurants	6,623	6,622
Company-operated	1,399	1,407
Franchised	5,224	5,215

Arby’s (Unaudited)	Three Months Ended	Three Months Ended
	March 29, 2009	March 30, 2008
Systemwide same-store sales	-8.7%	0.0%

Revenues: (In Thousands)
Sales	$ 266,240	$ 281,579
Franchise revenues	19,503	21,275
	$ 285,743	$ 302,854

Restaurant margin %	14.2%	17.1%

Total restaurants	3,741	3,694
Company-operated	1,171	1,156
Franchised	2,570	2,538

*The Wendy’s results for the three months ended March 30, 2008 reflect adjustments to the franchise revenues and restaurant margin to conform to Wendy’s/Arby’s Group definitions. Restaurant margin is defined as sales from Company-owned restaurants (excluding sales from bakery items and kid’s meal promotion items to franchisees) less cost of sales (excluding costs from bakery items and kid’s meal promotion items), divided by sales.